EXHIBIT 10.32

SIXTH AMENDMENT TO LEASE

12 THIS SIXTH AMENDMENT TO LEASE (this "Amendment") is entered into as of the _ day of January, 2012, by and between WILD BASIN I & II INVESTORS, LP, a Texas limited  partnership  ("Landlord")  and  ASURE  SOFfWARE,  INC.,  a  Delaware  corporation (''Tenant") f7k/a Forgent Networks, Inc.

WHEREAS, Landlord, as a successor-in-interest to 2800 Industrial, Inc., a Texas corporation,   and   Tenant,   as   a   successor-in-interest   to  VTEL   Corporation,  a   Delaware corporation, are parties to that certain Lease Agreement dated January 6, 1998 (the "Lease Agreement") covering certain space in the buildings located at 110 and 108 Wild Basin Road, Austin, Texas, as more particularly described therein;

WHEREAS, the Lease Agreement has been amended pursuant to that certain First Amendment to Lease Agreement dated as of March 11, 1998, that certain Second Amendment to Lease Agreement dated as of July 28, 1998, that certain Third Amendment to Lease Agreement dated  as  of  November  2,  1998,  that  certain  Fourth  Amendment  to  Lease  (the  ''Fourth Amendment") dated as of April 28, 201 0, and that certain Fifth Amendment to Lease (the "Fifth Amendment") dated as of August 30, 2010 (the Lease Agreement, as amended, the "Lease"), whereby Tenant  currently  leases from  Landlord approximately  6,977 rentable square  feet of space (the "Current Premises")  known  as Suite 100 of the building known as  Wild Basin I located at 110 Wild Basin Road, Austin, Texas ("Building I");

WHEREAS, Tenant desires to lease additional space in Building I currently known as
Suite 150 and containing approximately 4,129 rentable square feet of space as identified as the
''Expansion Space" on Exhibit A attached hereto (the ''Expansion Space");

WHEREAS, as more particularly described  in that certain  Consent to  Assignment of Lease dated December 29, 2011 by and among Landlord, as landlord, Tenant, as assignee, and WG Ross Corp., dba Legiant, a Texas corporation, as assignor, Tenant is also currently leasing from Landlord under a separate lease approximately 3,856 rentable square feet of space (the "Building IT Premises") known as Suite 120 of the building known as Wild Basin II located at
108 Wild Basin Road, Austin, Texas (such lease, the "Building II Lease"), and Tenant desires to terminate the Building II Lease upon the commencement of the Lease for Expansion Space;

WHEREAS, the term ofthe Lease is currently scheduled to expire on March 31, 2013, and Tenant desires to ext nd the term for a period of thirty-three (33) months to expire on December 31, 2015;

WHEREAS, subject to the terms and conditions set forth below, Landlord has agreed to lease the Expansion Space to Tenant, to terminate the Building II Lease and to extend the term of the Lease as set forth herein; and

WHEREAS, Landlord and Tenant desire to amend the Lease to reflect their agreements as to the terms and conditions governing Tenant's lease of the Expansion Space, the termination of the Building II Lease and the extension of the term.

NOW, THEREFORE, in consideration of the premises and the mutual covenants between the parties herein contained, Landlord and Tenant hereby agree as follows:

1.                 Term.  The term of the Lease is hereby extended for a period of thirty-three (33) months to expire on December 31, 2015, unless sooner terminated in accordance with the terms of the Lease.

2.                 Premises.   Effective as of the earlier to occur of (i) February 1, 2012, or (ii) the date Tenant takes possession of the Expansion Space, or any portion thereof (the earlier to occur of such dates, the "Expansion Date"), Landlord shall  lease the Expansion Space to Tenant  and Tenant shall  lease the Expansion Space from Landlord, and the Premises, as defmed  in the Lease, shall mean, collectively, the Current Premises and the Expansion Space, containing a total of approximately 11,106 rentable square feet of space and shall thereafter be referred to as the "Premises" as that term is used in the Lease. The Expansion Space shall be subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other concessions that were granted with respect to the Current Premises unless such concessions are expressly provided for herein with respect to the Expansion Space. Effective as of the Expansion Date, Exhibit A attached to the Lease shall be deleted  in  its  entirety  and  Ex  hibit  A  attached  hereto  shall  be  substituted  in  lieu  thereof. Notwithstanding anything contained in the Lease to the contrary, the Premises (i.e. the Current Premises and Expansion Space) shall be used solely for general office use, light assembly and lawful uses incidental thereto, and no other use or purpose.

3.                 Base Rent. Commencing on the Expansion Date and continuing through the remainder of the term of the Lease, as extended hereby, in addition to the base rent payable for the Current Premises, Tenant shall pay Base Rent with respect to the Expansion Space in the amount of
$4,817.17  per month.   From and after the date hereof and continuing through and including
March 31, 2013, Tenant shall continue to pay base rent for the Current Premises in the amount of
$20,000.00 per month.  Commencing on April I, 2013 and continuing through the remainder of the term of the Lease, as extended hereby, Tenant shall pay base rent for the Current Premises in the amount of $8,139.83 per month.  All such base rent shall be payable in accordance with the terms of the Lease, as amended hereby.

4.                 Additional Rent.

(a)       Landlord and Tenant  acknowledge  that the Lease  with  respect to the Current Premises is currently a "gross lease" and that Tenant is not required to pay additional Operating Costs, Taxes and certain other costs as more particularly described in Section 3 of the Fourth Amendment.  However, commencing on April 1, 2013 and continuing through the remainder of the term of the Lease, as extended hereby, the Lease with respect to the Current Premises shall revert to a "net lease" and Tenant shall again pay Tenant's Percentage of Taxes and Operating Costs and all other amounts with respect to the Current Premises in accordance with the terms of the Lease, as amended hereby.

(b)       Commencing on the Expansion Date and continuing through the remainder of the term of the Lease, as amended  hereby, the Lease with respect to the  Expansion Space shall convert to a "net lease" and Tenant shall pay Tenant's Percentage ofTaxes and Operating Costs and all other amounts with respect to the Expansion Space in accordance with the terms of the Lease, as amended hereby.

(c)       From  the  Expansion  Date  through  and  including  March  31,  2013,  Tenant's Percentage shall be calculated separately with respect to the Expansion Space and Current Premises. Notwithstanding anything to the contrary contained in the Lease,  "Taxes" shall include all sales, use, franchise taxes, or other  taxes  now or hereafter  imposed  by  any governmental authority upon rent received by Landlord or upon revenue from the Building, excluding, however, federal and state income taxes.

5.                Acceptance of  Premises.  TENANT   ACKNOWLEDGES THAT TENANT CURRENTLY OCCUPIES THE CURRENT PREMISES AND, SUBJECT TO LANDLORD'S OBLIGATIONS UNDER THE WORK LETTER  ATTACHED HERETO AS EXHIBIT B, TENANT HEREBY ACCEPTS THE CURRENT PREMISES, THE EXPANSION SPACE IN "AS IS" CONDITION AND WimOUT RELYING UPON ANY REPRESENTATION  OR WARRANTY (EXPRESS OR IMPLIED) OF LANDLORD OR ANY REPRESENTATIVE OF LANDLORD. EXCEPT AS EXPRESSLY SET FORTH IN THE LEASE, LANDLORD HAS NOT MADE AND DOES NOT HEREBY MAKE AND HEREBY  SPECIFICALLY  DISCLAIMS ANY  REPRESENTATIONS   OR WARRANTIES OF ANY KIND OR CHARACTER  WHATSOEVER, EXPRESS OR IMPLIED,  WITH  RESPECT  TO  THE  BUU..DING (INCLUDING THE  CURRENT PREMISES  AND EXPANSION  SPACE)  AND ITS  CONDITION  (INCLUDING WITHOUT  LIMITATION  ANY REPRESENTATION  OR WARRANTY REGARDING QUALITY OF CONSTRUCTION, STATE OF REPAIR, WORKMANSHIP (EXCEPT AS SET FORTH IN EXHIBIT B ATTACHED HERETO), MERCHANTABILITY, HABITABILITY,  SUITABILITY  OR  FITNESS FOR  ANY PARTICULAR  PURPOSE) AND TENANT HAS NOT RELIED  ON ANY SUCH REPRESENTATIONS  OR WARRANTIES.   Except as set forth in Exhibit B attached hereto, Landlord shall have no obligations to perform any leasehold improvements or provide any improvement allowance in connection with this Amendment.

6.                 Landlord's Addresses.  Landlord's addresses under the Lease are hereby amended in their entireties to the following:

c/o HPI Real Estate, Inc.
3600 N. Capital of Texas Highway
Building B - Suite 250
Austin, Texas 78746
Attention: Debbie Layton, Property Manager

Payments of rent only shall be sent to Landlord at: Wild Basin I & II Investors, LP
P. 0. Box 650020
Dept41017
Dallas, TX 75265

or such other place as Landlord may designate from time to time.

7.                 Parking.  Effective as of the Expansion Date, in addition to the twenty (20) non-garage, non-reserved parking spaces provided in connection with the Current Premises, as set forth in Section 18 of the Fourth Amendment, Tenant shall be entitled to twelve (12) additional non garage, non-reserved parking spaces in connection with Tenant's lease of the Expansion Space, for a total of thirty-two (32) parking spaces, at no additional rental charge during the remainder of the term of the Lease, as extended hereby.

8.                 Termination of Building II Lease.  The Building II Lease shall automatically terminate effective as of the Expansion Date with the same effect as if the Expansion Date were the scheduled date for expiration  of the  Building II Lease.   Tenant shall vacate the Building  II Premises on or before the date that is three (3) business days after the Expansion Date (such date, the "Vacancy Date") and return the same to Landlord in the condition required under the terms of the Building II Lease. Upon satisfaction of the conditions for return of the security deposit under the Building II Lease, Landlord shall refund to Tenant the $4,870.25 security deposit held by Landlord under the Building II Lease.   The period commencing on the Expansion Date and ending on the Vacancy Date is referred to herein as the "Vacation Period."   Tenant's use and occupancy of the Building ll Premises during  the Vacation Period shall be subject to all the terms and conditions of the Building II Lease, except that Tenant shall not be required to pay base rent or additional rent for the Building II Premises during the Vacation Period; provided however, Tenant shall remain liable for the costs of any third party services (including utilities) provided to the Building II Premises during the Vacation Period.

9.                Storage Space.  During the term of the Lease, as extended hereby, Tenant may continue to use the approximately 1,900 square feet of storage space located in the garage storage area as more particularly described in Section 1 of the Fifth Amendment, at no additional rental charge. Tenant has no rights to any other storage space under the Lease.

10.               Express Negligence.   Landlord and Tenant hereby agree that the waivers set forth in Section 8.4 of the Lease Agreement will apply notwithstanding any other provision of the Lease to the contrary and EVEN IF THE LOSS OR DAMAGE DESCRIBED THEREIN IS CAUSED BY NEGLIGENCE OR OTHER ACTS OR OMISSIONS OR STRICT LIABR.ITY OF LANDLORD OR TENANT OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, CONTRACTORS, LICENSEES OR INVITEES.

11.               Miscellaneous.  Notwithstanding  anything  contained in the Lease to the contrary, Landlord shall not be required to name Tenant as an additional  insured under any insurance policy carried by Landlord.   Tenant agrees that as a result of the waiver of the Net Proceeds Interest as set forth in Section 8 of the Fourth Amendment, Landlord is no longer required to provide any accounting or reports in connection with or related thereto.

12.               Calculation of Charges.  Landlord and Tenant agree that each provision of the Lease, as amended hereby, for determining charges, amounts and additional rental payments by Tenant is commercially reasonable, and as to each such charge or amount, constitutes a "method by which the charge is to be computed" for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

13.               Tax Protest Waiver.   NOTWITHSTANDING  ANYTHING CONTAINED IN THE LEASE  TO   THE   CONTRARY,  TENANT  HEREBY   WAIVES  ALL  RIGHTS   TO PROTEST THE APPRAISED VALUE OF THE BUILDING OR THE LAND OR TO APPEAL  THE  SAME  AND  ALL  RIGHTS  TO  RECEIVE   NOTICES  OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.

14.             WAIVER OF CONSUMER RIGHTS.  TENANT HEREBY WAIVES ALL ITS RIGHTS   UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT  GIVES CONSUMERS SPECIAL  RIGHTS  AND PROTECTIONS.  AFTER  CONSULTATION  WITH  AN ATTORNEY  OF TENANT'S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO TillS WAIVER.

15.               Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in  connection with the  negotiation of  this  Amendment other  than  HPI Real  Estate, Inc. ("Landlord's Broker") and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Amendment. Landlord agrees to pay a commission to Landlord's Broker pursuant to a separate written agreement entered into between Landlord and such broker.  Tenant agrees to indemnify and hold Landlord harmless from and against any liability or claim arising with respect to any brokers or agents other than Landlord's Broker claiming a commission by, through or under Tenant in connection with this Amendment.

16.               Authority.   Tenant represents to Landlord as follows: (i) Tenant is duly formed and validly existing under the laws of the State of Delaware, (ii) Tenant has and is qualified to do business in Texas, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so. Landlord represents to Tenant as follows: (i) Landlord is duly formed and validly existing under the laws of the State of Texas, (ii) Landlord has the full right and authority to enter into this Amendment, and (iii) each person signing on behalf of Landlord was and continues to be authorized to do so.

17.               Defined Terms.  All defmed terms used but not otherwise defined herein shall have the same meaning assigned to them in the Lease.

18.               Exhibits.  Each exhibit ttached hereto is hereby incorporated herein and made a part hereof.

19.               Ratification of Lease.  Except as amended hereby, the Lease shall remain in full force and effect in accordance with its terms and is hereby ratified. In the event of a conflict between the Lease and this Amendment, this Amendment shall control.  In no event shall Landlord be liable for any consequential, special or punitive damages as a result of any breach of or default under the Lease, as amended hereby, by Landlord.

20.               No Representations.  Landlord and Landlord's agents have made no representations or promises, express or implied, in connection with this Amendment except as expressly set forth herein and Tenant has not relied on any representations except as expressly set forth herein.

Likewise, Tenant and Tenant's agents have made no representations or  promises, express or implied, in connection with this Amendment except as expressly set forth herein and Landlord has not relied on any representations except as expressly set forth herein.

21.               Entire Agreement.  This  Amendment,  together  with  the  Lease,  contains  all  of  the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

22.               Section  Headings.  The  section  headings  contained   in  this  Amendment  are  for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

23.               Successors and Assigns.  The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

24.               Severability.  A determination that any provision of this Amendment is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof and any determination that the application of any provision of this Amendment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

25.               Governing Law. This Amendment shall be governed by the laws of the State ofTexas.

26.               Submission of Amendment Not Offer.   The submission by Landlord to Tenant of this Amendment for Tenant's consideration shall have no binding force or effect, and shall not confer any rights upon Tenant or impose any obligations upon Landlord irrespective of any reliance thereon, change of position or partial performance. This Amendment is effective and binding on Landlord only upon the execution and delivery of this Amendment by Landlord and Tenant.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

TENANT:

ASURE SOFIWARE, INC.,
a Delaware corporation

By:
Name:
Title:

LANDLORD:

WILD BASIN I & ll INVESTORS, LP,
a Texas limited partnership

By:

Landlord Witness:

By:
Name: Atberd E. Anderson
Title:  President

EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

Suite 150
4,129 rsf
Expansion Space

Suite 100
6,977 rsf
Asure
Current Premises

WILD BASIN 1,1st FLOOR

A-1

EXHIBITB

WORK LETTER

1.                 This Work Letter shall set forth the obligations of Landlord and Tenant with respect to certain improvements to be performed by Landlord in the Expansion Space, it being agreed that Landlord shall have no obligation to perform any improvements in the Current Premises. All improvements described in this Work Letter to be constructed in and upon the Expansion Space by Landlord are hereinafter referred to as the "Landlord's Work."Landlord and Tenant acknowledge that Plans (hereinafter defined) for  the Landlord's Work have not yet been prepared and, therefore, it is impossible to determine the exact cost of the Landlord's Work at this time.  Accordingly, Landlord and Tenant agree that Landlord's obligation to pay for the cost of Landlord's Work shall be limited to
$37,500.00 (the "Construction Allowance") and that Tenant shall be responsible for the cost of  Landlord's Work to the  extent that  it exceeds the Construction Allowance ("Excess Costs"). The Construction Allowance may only be used for the cost of preparing the Plans and for hard costs in connection with the Landlord's Work, and in no event shall the Construction Allowance be used for the purchase of cabling, equipment, furniture or other items of personal property of Tenant.  Any portion of the Construction Allowance remaining on the date that is six (6) months after the Expansion Date shall be the sole property of Landlord and Tenant shall not be entitled to any credit, payment or abatement on account thereof. Landlord shall enter into a direct contract for Landlord's Work with a general contractor selected by Landlord.  In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord's Work. Tenant shall pay Landlord, within ten (10) days after Landlord's written demand, a construction fee equal to 4% of the cost of Landlord's Work to compensate for its construction management services in connection with Landlord's Work.   Landlord reserves the right to deduct such fee from the Construction Allowance.  Notwithstanding anything to the contrary set forth herein, in no event shall Landlord be required to perform any of the Landlord's Work during any period an uncured default by Tenant exists under the Lease,  as amended hereby.  Provided Tenant has paid Landlord any Excess Costs, in the event Landlord fails to pay any contractor in connection with the Landlord's Work and such non-payment results in a lien on the Premises, then such lien shall not be deemed a default by Tenant and Tenant shall have no obligations to release or bond over such lien.

2.                 Space planning, architectural and engineering (mechanical,  electrical and  plumbing) drawings for the Landlord's Work shall be prepared at Tenant's sole cost and expense, subject to funding through the Construction Allowance.   The space planning, architectural and engineering drawings are collectively referred to herein as the "Plans".

3.                 Tenant shall deliver to Landlord any information reasonably requested by Landlord and shall deliver to Landlord Tenant's approval or disapproval of any preliminary or final layout, drawings, or plans within five (5) business days after written request.    Any disapproval shall be in writing and shall set forth in reasonable detail the reasons for such disapproval. Tenant shall devote such time in consultation with Landlord and Landlord's architect and engineer as may be required to provide all information Landlord deems necessary in order to enable Landlord's architect and engineer to complete, and obtain Tenant's written approval of the Plans for Landlord's Work.  Neither the approval ofthe Plans   nor   the   supervision   of   Landlord's   Work   by  Landlord   shall   constitute   a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency and propriety of the Plans or the quality of workmanship or compliance of Landlord's Work with applicable law.

4.                Prior  to commencing any construction  of Landlord's Work, Landlord shall submit  to Tenant  a  written estimate setting forth  the anticipated  cost  of the  Landlord's  Work, including but not limited to labor and  materials, architect's fees, contractor's fees and permit fees. Within five (5} business days thereafter, Tenant shall either notify Landlord in  writing  of  its  approval  of  the  cost  estimate,  or  specify  its objections  thereto  in reasonable detail and any desired changes to the proposed Landlord's Work.  In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord in good fuith to alter the scope of Landlord's Work in order to reach a mutually acceptable alternative cost estimate.

5.                 If  Landlord's  estimate  and/or  the  actual  cost  of  Landlord's  Work  shall  exceed  the maximum Construction Allowance, Tenant shall pay to Landlord fifty percent (50%} of such  Excess  Costs  within  two  (2} business  days  after  Landlord's  written  demand. Landlord shall not be required to proceed with Landlord's Work until Tenant pays such portion of the Excess Costs and any delay in the completion of Landlord's Work due to a delay by Tenant  in making such payment shall be deemed a Delay.   Upon substantial completion of Landlord's Work, Tenant shall pay the remaining portion of the Excess Costs within ten (I0} business days after receipt of an invoice therefor from Landlord. The  statements  of  costs  submitted  to  Landlord  by  Landlord's  contractors  shall  be conclusive for  purposes of detennining  the actual cost of the items described therein. Excess Costs constitute rent payable pursuant to the Lease, and the fuilure to timely pay same constitutes a default under the Lease.

6.                 If Tenant shall request any changes to Landlord's Work that are approved in writing by Landlord ("Change Orders"}, Landlord shall have any necessary revisions to the Plans prepared, and Tenant shall reimburse Landlord on demand for the cost of preparing such revisions.  Landlord shall notify Tenant in writing of the estimated increased cost, if any, which will be chargeable to Tenant by reason of such Change Orders and Tenant shall notify Landlord in writing whether it desires to proceed with such Change Order within two (2} business days after receiving Landlord's estimate of the cost ofthe Change Order. If Tenant  approves the Change Order  in writing, the increased cost  shall be deemed Excess Costs hereunder and shall be subject to the provisions of Paragraph 5 above.  If Tenant fails to timely notify Landlord of its approval or disapproval of the requested Change Order, Landlord shall have the option to continue work on the Expansion Space disregarding the requested Change Order, or Landlord may elect to discontinue work on the Expansion Space until it receives notice of Tenant's decision, in which event Tenant shall be responsible for any delay in completion of Landlord's Work resulting therefrom.

7.                 Following approval of the Plans and the payment by Tenant of the required portion of the Excess  Costs,   if  any,  Landlord   shall  cause  Landlord's   Work  to   be  constructed substantially in accordance with the approved Plans, so long as no default shall occur under the Lease, as amended hereby. Landlord's Work shall be perfonned in a good and workmanlike manner and in compliance with all applicable laws.  Landlord shall notify Tenant upon substantial completion o fLandlord's Work.

8.                Tenant acknowledges that the Landlord's Work may be performed by Landlord in the Expansion Space during normal business hours subsequent to the Expansion Date. Landlord and Tenant agree to cooperate with each other in order to enable the Landlord's Work  to  be  performed  in a timely  manner  and  with  as  little inconvenience  to  the operation of Tenant's  business as is reasonably possible.  Notwithstanding anything herein to the contrary, any delay in the completion of the Landlord's  Work  or inconvenience suffered by Tenant during the performance of the Landlord's Work shall not delay the Expansion Date nor shall it subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of rent or other swns payable under the Lease, as amended hereby.

9.                 Landlord's and Tenant's representatives for coordination of construction and approval of any revisions to the Plans will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord's Representative:	Tenant's Representative:

Curt Whitlatch	Asure Software
HPJ Real Estate, Inc.	110 Wild Basin Rd. #100
3600 North Capital ofTexas Highway	Austin TX, 78746
Building B, Suite 250	214-704810
Austin, TX 78746
(512) 835-4455

10.               This Work Letter shall not be applicable to any additional space added to the Expansion Space at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Expansion Space or any additions to the Expansion Space in the event of a renewal or extension  of the Lease tenn, as amended hereby, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.  All capitalized terms used in this Work Letter but not defined herein shall have the same meanings ascribed to such terms in the Lease, as amended hereby.